UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2025
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INGRAM MICRO HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-42384	86-2249729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3351 Michelson Drive, Suite 100, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (714) 566-1000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	INGM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.
Amendment to Term Loan Credit Agreement
On June 17, 2025, Ingram Micro Inc., a wholly owned subsidiary of Ingram Micro Holding Corporation (the “Registrant”) entered into Amendment No. 4 to Term Loan Credit Agreement, which amended the Term Loan Credit Agreement dated as of July 2, 2021 (as amended on June 23, 2023, September 27, 2023, and September 20, 2024, the “Term Loan Credit Agreement”), by and among, inter alios, Ingram Micro Inc., as borrower (the “Borrower”), the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, to reduce the interest rate by 50 basis points so that term loans will bear interest, at the Borrower’s option, at a rate based on (i) adjusted Term SOFR plus an applicable margin of 225 bps, or (ii) the base rate plus an applicable margin of 125 bps, in each case. There were no other material changes to the Term Loan Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Michael Zilis
Name:	Michael Zilis
Title:	Executive Vice President and Chief Financial Officer
Date: June 20, 2025